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                                                                   EXHIBIT 10.4

                           INSTALLMENT SALE AGREEMENT

     THIS INSTALLMENT SALE AGREEMENT, made this 23rd of September, by and between the MONROEVILLE AREA INDUSTRIAL DEVELOPMENT CORPORATION, a nonprofit corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania ("MAID"), with an address at 2790 Mosside Boulevard, Suite 233, Monroeville, Pennsylvania 15146,

                                       AND

HALMAR ROBICON GROUP, INC., a Pennsylvania corporation ("Buyer'), with an address. at 300 Sagamore Hill Road, Pittsburgh, Pennsylvania 15239.

                                   WITNESSETH:

     WHEREAS, MAID is the Owner in fee of a certain tract of land, together with all improvements now and then located thereon, situate in Westmoreland County, Pennsylvania as more particularly described herein and on Exhibit "A" attached hereto and made a part hereof (the "Premises"), upon which MAID proposes to establish an industrial development project (the "Project or "Project Facilities" or "Improvements") as defined in the Pennsylvania Industrial Development Authority Act, as amended, to be purchased and occupied by the Buyer; and

     WHEREAS, MAID has secured from THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY ("PIDA") for a loan in the amount of Two Million and 00/100 Dollars ($2,000,000.00) (the' "Loan") to be used exclusively to defray a portion of the "cost of establishing an industrial development project", as defined in the Pennsylvania industrial Development Authority Act, as amended; and

     WHEREAS, MAID is willing to sell the Premises to the Buyer upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises, covenants and agreements contained herein and intending to be legally bound hereby, do agree as follows:

     1. SALE AND PREMISES. MAID hereby agrees to sell to the Buyer, who hereby agrees to purchase, all of MAID's right, title and interest in and to the Premises situate in upper Burrell Township, County of Westmoreland, Pennsylvania, more particularly described in Exhibit "A" attached hereto and made a part hereof by reference, TOGETHER WITH the buildings and improvements erected or to be erected thereon AND TOGETHER WITH the easements, tenements, hereditaments, appurtenances, fixtures, equipment, rights and privileges now or hereafter contained in, attached to, belonging to or in any way pertaining or beneficial thereto, whether described in Exhibit "A" or not, and with all faults.


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    2.    MAID'S INTEREST IN THE PREMISES. MAID acquired title in fee simple to the Premises, by Deed from HALMAR ROBICON INC., dated SEPTEMBER 23, 1994, and recorded in the Recorder's Office of Westmoreland County, in Deed Book Volume
      , page      , and the Buyer has, to its complete satisfaction, fully
inspected and approved the deed to MAID and title to the Premises.

    3.    NOTES AND MORTGAGES.    On the date hereof MAID has executed and
delivered a Note in the principal amount of Two Million and 00/100 Dollars ($2,000,000-00) in favor of PIDA (the PIDA Note"), and MAID has granted a mortgage lien on the premises in the principal amount of Two Million and 00/100 Dollars ($2, 000, 000. 00) in favor of PIDA (the "PIDA Mortgage") in order to secure the PIDA Note. On the date of this Agreement, the Buyer has executed and delivered a note in the principal amount of Five Thousand and 00/100 Dollars ($5,000.00) in favor of MAID (the "MAID NOTE"). The Bank Note, PIDA Note and MAID Note are hereinafter sometimes collectively referred to as the "Notes", and the PIDA Mortgage is hereinafter sometimes collectively referred to as the "Mortgages." All Notes and Mortgages are hereinafter sometimes collectively referred to as the "Notes and Mortgage." PIDA in hereinafter sometimes collectively referred to as the "Mortgagees."

    4. LOAN SECURITY DOCUMENTS. Also on the date of this Agreement, MAID and/or Buyer and/or High Voltage Engineering Corporation ("Guarantor") have executed and delivered certain documents in connection with the Loan (collectively the "Other Loan Documents"), including but not limited to an affidavit as to the Payment of Costs, a Guaranty Agreement, and a Consent Subordination and Assumption Agreement: The Notes, Mortgages and the Other Loan Documents are hereinafter sometimes collectively referred to as the "Loan Documents."

    5. SUBORDINATION OF BUYER'S INTEREST AND RIGHTS. Documents are incorporated herein by reference as if more fully set forth, and the covenants and agreements of MAID contained therein shall be' the covenants and agreements of the Buyer as well. The Buyer acknowledges and agrees to its interest and rights hereunder and the interest and rights of any Lessee of the Premises are expressly subordinate and subject to the interests and rights of the Mortgagees. The Buyer acknowledges that PIDA has made the PIDA loan in reliance upon the assignment by MAID of its right, title and interest in and to this Agreement to PIDA.

    6. PURCHASE PRICE. (a) The Purchase Price for the Premises is the total of all sums that are due and payable under the PIDA Note and the MAID Note, whether by declaration, acceleration or otherwise, as the same becomes due and payable, together with MAID's annual service fee of seven-eights (7/8) of one (1%) percent charged an the outstanding principal balance of the PIDA note for each year during the term of this Installment Sale Agreement, together with any and all charges assessed annually or otherwise by PIDA relative to the PIDA Note.

    (b) All installment payments on the Purchase Price by Bank shall be applied first to the interest on that portion of the Purchase Price being paid and thereafter on account of that portion of the Purchase Price being paid. The final installment shall include all interest and principal due and unpaid on the Notes.


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    (c)   The Buyer may accelerate payment of all or any portion of the Purchase
Price to the extent and upon the condition that MAID has the right to prepay that portion of its indebtedness under the Notes in any -amount identical to the portion of the Purchase Price which the Buyer is prepaying (the "Respective Note"); provided, however, that with such payment, the Buyer in addition pays to MAID an amount equal to the premium or other additional charge which MAID is required to make to the holder of the respective Notes in order for MAID to make a comparable prepayment on the respective Notes. Any amount prepaid by MAID, together with any premium or additional charge which may be required as specified above, shall by promptly applied by MAID as a prepayment on the respective Notes. Partial prepayment of the Purchase Price made by the Buyer hereunder shall not postpone or diminish or in any way alter the next and succeeding installment payment of the Purchase Price falling due hereunder until the entire Purchase Price together with interest accrued and unpaid has been paid in full.

    (d) Notwithstanding any other provision of this Agreement, if for any reason the balance of the amount due on any of the Notes is called for payment at any time by the holder thereof, then the Buyer agrees that the entire balance of such Note or Notes called remaining due and unpaid together with any interest thereon, shall be immediately due and payable by the Buyer. Further, notwithstanding any other provision of this Agreement to the contrary, Buyer expressly agrees he will make all payments due under Notes and Mortgages directly to the holders of the Notes and MAID shall have no duty or responsibility to make any such payments unless MAID notifies Buyer in writing of MAID's intentions to make such payments after receipt by MAID of installment payments on the Purchase Price from Buyer.

    7. GENERAL PAYMENT PROVISION. All payment hereunder shall be absolutely net, and all costs and expenses payable in connection with the ownership, occupancy and maintenance of the Premises shall be paid by the Buyer. It is the intention of the parties that notwithstanding any other provision of this Agreement, MAID shall receive from the Buyer funds equal to those necessary for MAID to pay to the holders of the Notes and Mortgages, including any obligations which survive the payment thereof. Accordingly, the Buyer agrees (but such agreement shall not limit the generality of the preceding sentence) that if interest payable by MAID under the terms of any Note is increased or decreased, or if any additional amounts become due and payable by MAID under the terms of any Note to the Mortgagee or holders of the Notes, or if payment of any Note shall be accelerated, then and in such event, the interest payable under the portion of the Purchase Price identical with the Respective Note shall be increased or decreased to the same extent, retroactively if necessary, and additional amounts shall be payable by the Buyer to MAID hereunder equal to any additional amount or accelerated amount that may be payable by MAID to the holder of the Respective Note under its terms and at the same time thereon. The obligations of the Buyer to make payments hereunder and to perform and observe the other agreements on Buyer's part contained herein shall be absolute and unconditional until such time as the Purchase Price and accrued interest have been paid in full and until then, the Buyer (i) will not suspend or discontinue any payments provided for herein; and (ii) will perform and observe all of Buyer's other agreement contained in this Agreement. The Buyer may, however, at Buyer's own cost and expense and in Buyer's own name prosecute or defend any action or proceeding or take any other action involving third persons which the Buyer may deem reasonably necessary in order to secure or protect Buyer's rights of possession, occupancy or use hereunder and, in such event, MAID agrees to cooperate fully with the Buyer.


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    8.    NO DEFENSE OF SET-OFF. The obligations of the Buyer to make the payments required hereunder shall be absolute and unconditional without any defense or set-off by reason of any default by MAID under this Agreement or under any other agreement between the Buyer and MAID, or for any other reason, including, without limitation, failure to complete construction of the Improvements, acquisition of and the installation of fixtures and equipment and all acts and circumstances that may constitute failure of consideration, destruction or damage to the Premises or the commercial frustration of purpose or the failure of MAID to perform or observe any agreement whatsoever, whether express or implied, or any duty, liability or obligations arising out of or in connection with this Agreement, it being the intention of the parties hereto that the payments required by this Agreement to be made by the Buyer shall be paid in full when due without any delay or diminution whatsoever.

    9. POSSESSION, USE, MAINTENANCE, REPAIRS AND ALTERATIONS. Insofar as MAID is concerned, the Buyer shall have sole and exclusive possession of the Promises upon execution of this Agreement. The Buyer agrees that MAID in no way and at no time shall be responsible for the condition of the Premises. The Buyer agrees that during the term of this Agreement, Buyer will pay all costs and expenses in the maintenance and operation of the Premises. The Buyer will not undertake or permit any demolition or material structural alterations or additions to the Project Facilities in violation of the provisions of any of the Mortgages. All structural alterations and additions to the Project Facilities undertaken by the Buyer shall become a part of the Project Facilities.

    In the event of default of any contractor or subcontractor under any contract made by it in connection with the Improvements or in the event of breach of warranty with respect to materials, workmanship or performance guaranty, the Buyer will promptly proceed, either separately or in conjunction with others, to exhaust the remedies against the contractor, subcontractor or materialman so in default and against each surety for the performance of such contractor, subcontractor or materialman. The' Buyer agrees to advise MAID of the steps Buyer intends to take in connection with any such default. If the Buyer shall so notify MAID, the Buyer may in Buyer's own 'name prosecute or defend any action or proceeding or take any other action involving the contractor, subcontractor or materialman or surety which the Buyer deems reasonably necessary, and, in such event, MAID hereby agrees to cooperate fully with the Buyer.

    The Buyer agrees to take good care of the Premises and Project Facilities, including the sidewalks adjacent to the Premises, and keep it reasonably clean, free from snow and ice on walks and paths, at the Buyer's own expense from and after the date hereof, to keep the Project Facilities in good repair (structural and otherwise), order and condition, including any rebuilding or restoration following a casualty loss, and pay all utility charges and other costs and expenses arising out of the occupancy, use and possession of the Premises and Improvements.

    10. SECURITY INTEREST. As a security interest for performance of Buyer's obligations hereunder, the Buyer grants to MAID a security interest in any and all heating, plumbing, sprinkler, water, gas, electric, power, lighting, air-conditioning equipment, elevators, machinery and fixtures and all other property of any description whatsoever, now or hereafter used in connection with the Project Facilities, whether attached or not, together with all cash and non-cash proceeds of the same, including insurance


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proceeds. This Agreement shall constitute a Security Agreement under the
Pennsylvania uniform Commercial Code so that MAID and the Mortgages, as MAID's assignee, shall have and may enforce a security interest to secure the payment of all sums due and to become due under this Agreement, such security interest to attach at the earliest moment permitted by law.

    11. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents, covenants and warrants as follows:


          (a) The Buyer will - (i) keep the Premises and Improvements free of encumbrances or security interests except the Mortgages and the security interests created by the Mortgages and by this transaction, and (ii) permit MAID, the Mortgagees, any holder of any Notes, and their respective representatives to inspect the Premises and the Improvements at all reasonable times.

          (b) There are no actual or threatened suits or legal proceedings against the Buyer which are substantial in amount or the adverse result of which would in any way materially affect the Premises or the Improvements or the occupancy or use thereof by the Buyer.

          (c) The representations and warranties made by Buyer and/or Guarantor in the Loan Documents, including but not limited to those set forth in the Consent, Subordination and Assumption Agreement of even date herewith, are and shall remain true, correct and binding upon Buyer and Guarantor.

    12. TAXES, ASSESSMENTS, AND OTHER GOVERNMENTAL CHARGES. The Buyer agrees to pay, in addition to the Purchase Price and as the same respectively become due, all taxes, including County, Municipal and School taxes, assessments whether special or general, water rents, sewer rents and charges,~ and all governmental charges of any kind whatsoever that may at any time be lawfully assessed and levied against or in respect to the Premises, Improvements or any machinery, equipment or related property installed or brought by the Buyer therein or thereon (including, without limiting the generality of the foregoing, taxes, if any, levied upon or with respect to the receipts, income or profits of MAID or the Buyer from the Premises) and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Premises and Improvements; provided, however, that with respect to special assessments or other governmental charges that may be lawfully paid in installments as are required to be paid during the term hereof. The Buyer agrees to pay for any improvements to the Premises made or ordered to be made by any municipal or state authorities and to comply at Buyer's own cost and expense with all notices received from public authorities from and after the date hereof.

    In the event the Mortgages so provide, the Buyer shall make payment of real estate taxes, water and sewer rents and insurance premiums required above by paying each month to such Mortgagee so requiring, one-twelfth (1/12) of the annual bills for these sums as estimated by the Mortgagees, to be held by the Mortgagee without interest so that the Mortgagees will have on hand sufficient funds to pay the same when due.


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    The Buyer further agrees to comply with all requirements of the Mortgages as to the payment of all taxes or other claims for which any individual, individuals, company, corporation or other person or persons, natural or artificial, in whom legal or equitable title to the Premises shall or may hereafter vest, may be liable under the laws of the United States of America or the Commonwealth of Pennsylvania, both present and future, where the tax liability under the provisions of such laws may be or become a lien upon the Premises prior to the lien of the Mortgages, or payable from the proceeds of a judicial sale before the sum is secured by the Mortgages are payable.

    13. ADJUSTMENTS AND ZONING. The Buyer agrees to pay all taxes, fees, charges and costs which are required and when required in connection with MAID's acquisition of the Premises, with respect to the Mortgages or other mortgage created by MAID in connection with the conveyance of the Premises by MAID to the Buyer. The Buyer has satisfied itself with respect to existing zoning classification, the legality of present use and of any intended future use or improvements intended by the Buyer and the existence or nonexistence, as the case may be, of any violation of any local code, ordinance or state law respecting the Premises, and the Buyer waives any right may have against MAID respecting representations concerning the Premises.

    14. COMPLIANCE WITH LAWS. The Buyer agrees from and after the date of this Agreement to comply with all laws, ordinances and regulations, including but not limited to all building, zoning and environmental laws, ordinances and regulations of any duly constituted authority which may presently or hereafter in any manner affect the Premises, adjacent sidewalks or any improvements thereon or the use thereof.

    15. PROPERTY INSURANCE. During the term of this Agreement, the Buyer will keep the entire Premises insured against loss or damage by fire with extended coverage, and against loss from such other~ hazards as may be required by MAID or the Mortgagee, and in no event will property insurance be in an amount less than the principal balance due on the Notes. The Buyer shall take out and maintain such boiler insurance and other insurance as may be required by MAID or any of the Mortgagees. All such policies of insurance and additional fire insurance carried on the Premises by the Buyer shall contain the standard mortgagee clause, and certificates of insurance or the originals thereof shall be deposited with MAID and any of the Mortgagees who require the same.

    16. LIABILITY INSURANCE. The Buyer, at Buyer's own cost and expense, will provide and keep in force during the term of this Agreement, for the benefit of MAID as well as the Buyer, comprehensive general liability insurance covering at least the hazards of "Premises-operations", "elevators" (if applicable) and "Independent Contractors", in which MAID shall be included as an insured, with minimum limits of liability with respect to bodily injury of Five Hundred Thousand Dollars ($500,000.00) for each person, one Million Dollars ($1, 000,
000. 00) for each occurrence and One Hundred Thousand Dollars ($100,000.00) with respect to property damage. Such insurance shall cover the entire Premises, including but not limited to elevators, hoists, sidewalks, passageways and other property in and about the adjoining streets. The Buyer shall have the right to carry insurance provided for herein or any portion of such insurance under a blanket policy.


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    In addition, the Buyer, at Buyer's own expense, shall provide and keep in force, whenever construction of major alterations or improvements to the Premises is being performed, policies of contingent, public liability insurance protecting MAID and the Buyer, in addition to providing certificates of public liability insurance and workmen's compensation insurance insuring the contractor or subcontractor engaged by the Buyer. Such contingent liability insurance shall be a public liability policy covering at least the hazards of all phases of the construction being performed by MAID or the Buyer or their contractors or subcontractors, the hazards arising from the ownership, occupancy or possession of the Premises, and the hazards of any operation other than construction being carried on by the Buyer an any part of the Premises. Notwithstanding anything herein to the contrary, the Buyer shall take out and maintain all such insurance in such forms, amounts and coverages and with such insurers as may be required by PIDA.

    17.   GENERAL INSURANCE PROVISIONS.

          (a) All insurance as to form, amount and insurance company shall be satisfactory to MAID and the Mortgagees.

          (b) All policies will require that not less than thirty (30) days' written notice of cancellation or material change will be given to MAID and the Mortgagees.

          (c)    All cost of insurance will be borne by Buyer.

          (d) Certificates of renewal insurance or renewal policies shall be deposited at least fifteen (15) days before expiration of the prior existing policies.

          (e) All insurance is required commencing from the date hereof and shall be continued throughout the term of this Agreement. The Buyer will provide evidence thereof satisfactory to MAID and the Mortgagees.

          (f) All insurance shall name MAID and the Buyer as insureds and shall cover the entire Premises, including sidewalks, walkways and cartways.

          (g) All policies of insurance shall be issued by insurance companies licensed to do business in Pennsylvania.

    17. DAMAGE AND CONDEMNATION. Damage to, destruction of or condemnation of all or any portion of the buildings, improvements or Premises shall not terminate this Agreement or cause abatement of or reduction in the payments to be made by the Buyer hereunder or otherwise affect the respective obligations of the Buyer and MAID. However, if the amount owing or payments under arty Note are reduced (which MAID shall have no obligation to seek or to affect), then the Purchase Price or payments hereunder shall be reduced to the same extent. Proceeds of any insurance policy arising out of damage or destruction of buildings or Improvements on the shall be paid to the Mortgagees and, if the Buyer is not in default hereunder, shall be applied to the cost of repair or restoration of the buildings or Improvements pursuant to


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the terms of the applicable Mortgages by the Mortgagees. In any event, the
Buyer, in the event of such damage or destruction, shall promptly restore the buildings and Improvements to at least as good condition as the same existed prior to the said damage or destruction, unless the Mortgagees agree to the application of the proceeds of insurance to the payment of the Purchase Price due and owing hereunder. The Buyer hereby agrees that Buyer is bound by the provisions of the Mortgage and agrees to assume the obligations of MAID thereunder in reference to the application of proceeds of insurance and restoration of buildings and Improvements. In the event the proceeds should exceed the costs of restoration, the excess of any proceeds may be remitted by the Mortgagees to MAID to be applied by MAID to the payment of sums due hereunder and balance thereof remitted to the Buyer.

    19. EMINENT DOMAIN. In the event that title to or use of the Premises, or any part thereof, shall be taken in the exercise of the power of eminent domain by any governmental authority or by any person, firm or corporation acting under any governmental authority, there shall be no diminution or postponement of payments payable hereunder by the Buyer, and the net proceeds received from any award in such condemnation proceeding, or resulting from any settlement thereof, shall be paid to the Mortgagees and applied pursuant to the terms of the Mortgages. Any proceeds exceeding the amount so applied may be paid to the Buyer.

    20. QUIET ENJOYMENT. MAID covenants that the Buyer, on performance of the covenants and conditions on Buyer's part to be performed and observed hereunder, shall and may peacefully and quietly have, hold and enjoy the Premises as purchaser in possession, free from molestation, eviction or disturbance by MAID.

    20. EVENTS OF DEFAULT. During the term of this Agreement, the following shall constitute events of default by the Buyer:

          (a)   Failure of the Buyer to make payments as required hereunder.

          (b) Failure of the Buyer to observe or perform any other covenant or agreement on Buyer's part to be observed and performed hereunder or under any of the Loan Documents for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Buyer by MAID, or any of the Mortgagees or any holder of the Notes or Mortgages.

          (c) The dissolution or liquidation of the Buyer or the filing by the Buyer of a voluntary petition in bankruptcy or the failure by the Buyer promptly to lift any execution, attachment or garnishment of such consequence as will impair Buyer's ability to carry out Buyer's obligations hereunder, or the commission by the Buyer for the benefit of creditors, or if any proceeding in bankruptcy or the appointment of a receiver shall be instituted by any creditor of the Buyer under any federal or state law. The term "dissolution or liquidation by the Buyer" as used in this subparagraph shall be construed to include the transfer of all or substantially all of the Buyer's assets to another person, corporation, partnership or other entity, unless the transferee assumes in writing all Of the obligations of the Buyer herein, and unless the Mortgagee and MAID give their prior written consent to such transfer.


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          (d)   The occurrence of any event of default under the Notes,
Mortgages, or any or the Loan Documents, or any collateral document concerning any of the foregoing after the expiration of the grace period, if any.

    22. REMEDIES ON DEFAULT. Upon the occurrence of an event of default, any one or more of the following remedial steps may be taken:

          (a) MAID may perform on account of the Buyer any covenant or obligation in the performance of which the Buyer is in default, in which the Buyer shall be obligated to pay immediately to MAID any amount paid by MAID together with counsel fees, as well as interest at the rate of twelve and one-half percent (12.50%) per annum from the date of payment by MAID.

          (b) MAID may declare all sums which the Buyer is obligated to pay to MAID pursuant to this Agreement, together with interest accrued, immediately due and payable.

          (c) MAID may terminate this Agreement and resell the Premises at public or private sale, and MAID will apply the monies received therefrom, less expenses of same, in the order of priority as MAID, in its discretion, may elect; and the Buyer shall remain liable for any deficiency after the application of such proceeds.

          (d) UPON AN EVENT OR DEFAULT, THE BUYER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF PENNSYLVANIA OR ELSEWHERE TO APPEAR AS ATTORNEY FOR THE BUYER, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER THE BUYER, AND TO SIGN AN AGREEMENT FOR ENTERING, IN ANY COURT OF COMPETENT JURISDICTION, AN AMICABLE ACTION IN EJECTMENT AGAINST THE BUYER AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY MAID OR ITS ASSIGNEE OF POSSESSION OF THE PREMISES, FOR WHICH A COPY OF THIS AGREEMENT SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF MAID SO DESIRES A WRIT OF EJECTMENT MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO THE BUYER, MAID SHALL HAVE THE RIGHT ON ACCOUNT OF ANY SUBSEQUENT EVEN OF DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTION OR ACTIONS IN EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION AS HEREINABOVE PROVIDED
Initial:

          (e) After ten (10) days' written notice MAID may take possession of the Premises by summary procedure set forth in subparagraph (d) above or otherwise without terminating this Agreement. MAID may collect rentals and enforce all other remedies against the Buyer under any existing leases for any part of the Premises, but without being deemed to have affirmed such leases, and MAID may enter into new leases on such terms as MAID may deem fit for any portion or portions of the Premises.


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          (f)   The Buyer hereby irrevocably authorizes and empowers any
attorney of any court of record in Pennsylvania to appear for and confess judgment against the Buyer for all amounts for which the Buyer may be or become liable to MAID or its assignee under this Agreement, as evidenced by an affidavit signed by an officer of MAID or its assignee setting forth the amounts then due plus reasonable attorney fees, with costs of suit and release of errors. Such authority shall not be exhausted by any one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as there is a default hereunder. A copy of this Agreement shall be his sufficient warrant.

          (g) In any amicable action of ejectment brought hereunder or any suit or amicable action brought for the Purchase Price or any sums due hereunder, MAID shall first cause to be filed in such suit, action or actions an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be prima facie evidence of the truth of said Agreement, and if such copy shall be filed in such suit, action or actions, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

          (h) The Buyer hereby waives and releases all errors, defects and imperfections whatsoever of a procedural nature in the entering of any judgment or any process or proceedings arising out of this Agreement. The Buyer also waives the benefit of any laws now or hereafter which might authorize the stay of any execution to be issued or any judgment recovered hereunder or the action of any property from levy or sale.

          (i) As long as the Buyer is in default, all interest of the Buyer In the premiums or dividends upon any insurance policies provided for herein, as well as any rebates on taxes or assessments' imposed upon the Premises, are hereby assigned to MAID. MAID does not assume general liability for the repayment of any of the Notes or Mortgages (except to PIDA), or for costs, fees, penalties, taxes, interest, commissions, charges, insurance or other payments therein recited.

    23. CUMULATIVE RIGHTS. No right or remedy herein conferred upon or reserved to MAID is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy herein given or now or hereafter existing in law or in equity or by statute, and may be pursued singly, successively or together at the discretion of MAID, and may be exercised as often as the occasion shall occur.

    24. EFFECT OF WAIVER OR FORBEARANCE. It is also agreed that no waiver by MAID or any breach by the Buyer shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by MAID of its rights or remedies be a waiver in respect to that or any other breach.

    25. INDEMNIFICATION OF MAID AND WAIVER OF CLAIMS. The Buyer recognizes and acknowledges that MAID has acquired title to the Premises and is participating in the development of the Project pursuant hereto, solely for the benefit of the Buyer. The Buyer covenants and agrees to totally and absolutely protect, exonerate, defend, indemnify and save MAID harmless from and against any and all costs or liabilities which may arise or have arisen out of MAID's ownership of, or acquisition of, its interest in the Premises, and from and against any and all claims, loss, damage, costs, expense or liability based upon personal injury or death or loss or damage to property suffered or incurred by any person, firm, corporation or partnership (including parties hereto), and arising out of or attributable to the construction, presence, condition, use, operation, maintenance, any act, failure to act, conditions any happening or occurrence whatsoever, in and about, or on the Premises or Project Facilities. The Buyer agrees, additionally, that Buyer will not join MAID as a third-party defendant in any legal action alleging costs or liabilities due to the aforesaid which may at any time be instituted by any party against the Buyer. MAID shall give written notice to the Buyer of any claim asserted against MAID, which, if sustained, may result in a liability on the Buyer hereunder; provided, however, that failure on the part of MAID to give such notice shall not relieve the Buyer from Buyer's obligation to protect, defend, indemnify, exonerate and save harmless as aforesaid, except to the extent that failure to give such notice results in failure of coverage of the Buyer's liability insurance or causes actual loss or damage to the Buyer and, in case any action or proceeding be brought against MAID by reason of such claim, the Buyer, upon notice from MAID, covenants and agrees to resist or defend such action or proceeding by counsel satisfactory to MAID; provided, however, that MAID will cooperate and assist in the defense of any such action or proceeding, if reasonably requested to do so by the Buyer, at the expense of the Buyer. The Buyer will not make any claim against MAID, nor shall MAID be liable for damage or injury to any property of the Buyer or any person on or using the Premises or any part thereof due to any cause whatsoever, nor will the Buyer resist MAID's claim to indemnification on grounds that the right to such claim is not set forth herein with sufficient clarity or particularity since the Buyer acknowledges that it is the intention of this Agreement to provide a total and absolute indemnity to MAID. The provisions of this Paragraph apply not only to MAID directly, but also to any member, officer, agent, attorney, employee, successor or assignee thereof. The Buyer acknowledges that all such liability of MAID, member, officer, agent, attorney, employee, successor or assignee is and has been released as a condition of and as consideration for the execution and' delivery of this Agreement.

    26. LIMITATION OF MAID'S LIABILITY. Notwithstanding any provision or obligation to the contrary herein before or hereinafter set forth, the liability of MAID shall be limited to its interest in the Premises, improvements thereon, the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto.

    27. DEFAULT BY MAID AND BUYER'S REMEDIES. In the event of any default by MAID in any of the covenants or agreements of MAID contained herein, the Buyer's remedies shall be limited to:

          (a) An accounting by MAID for all funds received hereunder to determine whether MAID has properly disposed of the funds paid to MAID in connection herewith; and

          (b) The right of the Buyer to compel specific performance where such remedy is available under law or equity, provided the Buyer provides MAID with the funds for costs and expenses required for the MAID's performance, except to the extent the same specifically are stated herein to be the obligation of MAID. In no event shall, the Buyer have recourse against MAID for damages. No recourse shall be had for any obligation hereunder against any member, officer, attorney, agent, employee, successor or assignee of MAID, all such liability being released as a condition of and an consideration for the execution and delivery of this Agreement.

    28. ANTI-DISCRIMINATION AND ANTI-POLLUTION PROVISIONS. The Buyer covenants and agrees that during the term of this Agreement, while the PIDA loan is outstanding and unpaid, the Buyer will not discriminate against any employee or against any applicant for employment because of race, religion, color, national origin, sex or age. This provision, which is more fully set forth on Exhibit "B" attached hereto and made a part hereof, shall include but not be limited to the following: employment upgrading, demotion or transfer; recruitment or recruitment advertisement, layoff or termination rates of pay or other forms of compensation; and selection of training including apprenticeship. The Buyer further covenants and agrees that during the term of this Agreement, while the PIDA loan is outstanding and unpaid, the Buyer will comply with applicable governmental anti-pollution regulation and standards applicable to the Premises and buildings and Improvements constructed thereon. The Buyer further covenants and agrees that it will provide in all leases of the Premises or any part thereof that the lessee will covenant and agree to assume all of the Buyer's obligations, and covenants immediately hereinabove in respect to anti-discrimination and applicable governmental anti-pollution regulations and standards applicable to the Premises and the buildings and Improvements constructed thereon.

    29. RIGHT TO LEASE AND ASSIGNMENT OF LEASES. The Buyer shall have the right to lease the Premises or any portion thereof providing, however, such leases shall contain the aforementioned anti-discrimination and anti-pollution provisions hereinabove set forth and, further such leases will be made only to such responsible tenants who are industrial and commercial occupants as hereinafter required under Section 28 and approved by PIDA. Any lease or assignment of lease made without such approval shall be void. The Buyer assigns to MAID, as additional security for the Buyer's obligations hereunder, any and all leases and entered into by the Buyer for all or any part of the Premises and all rentals therefrom. MAID if no way assumes or will assume any of the obligations of the Buyer as lessor. Until the occurrence of an event of default hereunder and until MAID directs otherwise, the Buyer shall have the right to collect all rents under the leases.

    30. BUYER'S USE OF PREMISES. The Buyer covenants that the entire Premises shall be used for such purposes as are lawful under the Pennsylvania Industrial Development Authority Act, Act No. 537 of May 17, 1956, P.L. 1609, as amended, and covenants that as to any portion of the Premises, Buyer will lease only to a "responsible tenant" within the meaning of the provisions of said Act, and, prior to execution of any lease of any portion of the Premises, the Buyer will provide MAID with a written certification that the proposed tenant is such responsible tenant".

    31. INTEGRITY, RESPONSIBILITY AND AMERICANS WITH DISABILITIES ACT COMPLIANCE. Buyer covenants and agrees that during the term of this Agreement and while the PIDA loan is outstanding and unpaid, Buyer shall at all times comply with the provisions of the following: the Integrity Provisions set forth in Exhibit "C" attached hereto and made a part hereof, the Responsibility Provisions set forth in Exhibit "D" attached hereto and made a part hereof, and the Americans with Disabilities Act Provisions set forth in Exhibit "E" attached hereto and made a part hereof.

    32. CONVEYANCE UPON PAYMENT OF THE PURCHASE PRICE. Upon payment of the Purchase Price and all amounts to be paid by the Buyer under the terms of this Agreement and the satisfaction of any of the Notes, and provided that the Buyer is not in default of any provisions of this Agreement, MAID will deliver to the Buyer a special warranty deed conveying to the Buyer good and marketable title to the Premises, as such Premises then exist, subject to the following: (i) those liens and encumbrances, if any, to which the title to the Premises were subject when the same was conveyed to MAID; (ii) those liens and encumbrances created by the Buyer or to the creation or suffering of which the Buyer consents; (iii) those liens and encumbrances resulting from failure of the Buyer to perform or observe any of the agreements on Buyer's part contained herein;
(iv) the liens for real estate taxes and special assessments not then delinquent; and (v) such minor irregularities, encumbrances and rights-of-way as would normally exist with respect to title to properties similar in character to the Premises and which do not in the aggregate materially impair title to the Premises for the purpose for which the same is acquired by the Buyer. The Buyer agrees to pay all charges and costs, including but not limited to real estate transfer taxes which are or may be required in connection with the transfer of MAID's interest in the Premises to the Buyer.

    As a condition of MAID's conveying title to the Buyer, the Buyer shall indemnify MAID against any claims which are not effectively covered by liability insurance arising out of MAID's ownership of the Premises.

    33. ASSIGNMENT BY BUYER. Any assignment of this Agreement by the Buyer without the prior written consent of MAID, PIDA, and any other Mortgagees and holders of the Notes shall be void and of no affect. Furthermore, the Buyer shall not, during the term of this Agreement, transfer control or ownership of Buyer's interest in the Premises or Project Facilities, in whole or in part, without the prior written consent of MAID, PIDA, and any other Mortgagee and holders of the Notes. This restriction on assignment by the Buyer shall be applicable to the Buyer's assignees and successors.

    34. ASSIGNMENT BY MAID AND RECORDING. Immediately following the execution of this Agreement, MAID shall assign its interest herein to PIDA and the Buyer acknowledges notice of such assignment. A memorandum of this Agreement shall be recorded in the Office of the Recorder of Deeds of Westmoreland County,, Pennsylvania. The Buyer hereby agrees to pay directly to the Mortgagee all monies payable hereunder by the Buyer in accordance with such assignments. Whenever the Buyer is required herein to obtain the consent of MAID, written or otherwise, the Buyer shall also obtain the consent of the Mortgagees and holders of the Notes.

    35. NOTICES. All notices required or provided for herein shall be in writing and sent by registered or certified mail. Subject to any change of notice to the party to be charged with such notice, notice to MAID shall be addressed as follows:

          Monroeville Area Industrial
               Development Corporation
          Suite 233
          2790 Mosside Boulevard
          Monroeville, PA 15146
and notice to the Buyer shall be addressed as follows:

          100 Sagamore Hill Road
          Pittsburgh, PA 15239

and copies of all notices shall be sent to the Mortgagees addressed as follows:

          The Pennsylvania Industrial Development Authority
          Department of Commerce
          481 Forum Building
          Harrisburg, PA 17120

    35. SURVIVAL OF CONDITIONS, REPRESENTATIONS AND COVENANTS. All conditions, representations and covenants of the Buyer contained herein which by nature, empress or implied, involve performance in any particular manner after the delivery of MAID'S deed or assignment of MAID's right, title and interest in the Premises, which cannot be ascertained to have been performed until after delivery of the deed or assignment, shall survive said delivery of the deed or assignment of interest.

    36. ILLEGAL, ETC., PROVISIONS DISREGARDED. In case any provision of this Agreement shall for any reason be held to be illegal, invalid or unenforceable in any respect, this Agreement shall be construed as if such provisions had never been contained herein.

    37. INSPECTION. The Buyer shall, at all reasonable times, provide MAID, Mortgagees and holders of the Notes and all assignees hereof with full and free access to the Premises and Project~ Facilities and all plans, specifications, drawings and records thereof for inspection.

    38. CONTROLLING LAW. This Installment Sale Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law.

    39. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and consented to by all of the Mortgagees and holders of the Notes and all assignees hereof.

    40. HEADINGS AND CAPTIONS. The headings and captions of this Agreement are for convenience of reference only and shall not control or affect the meaning or the construction of any portion hereof.

    41. ASSIGNS. This Agreement and all terms and conditions hereof shall inure to the benefit of and bind the parties hereto, their and each of their successors, heirs and assigns, to the extent that assignments are permitted herein.

    42. COUNTERPARTS. This Agreement is being executed in several counterparts, all of which constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

ATTEST:                                      MONROEVILLE AREA INDUSTRIAL
                                             DEVELOPMENT CORPORATION (MAID)


_________________________                    By:_______________________________
        Secretary                                        President


ATTEST:                                      HALMAR ROBICON GROUP, INC.
                                             A Pennsylvania Corporation


_________________________                    By___________________________(SEAL
        Secretary

                                    EXHIBIT A

ALL that certain tract of land situate in Upper Burrell Township, Westmoreland County, Pennsylvania, being Lot No. 6 in the Westmoreland County Business and Research Park, Phase I Plan of Lots, as recorded in the Recorder's Office of Westmoreland County, Pennsylvania, in Plan Book Volume 90, Pages 563-570, and Lot No. I in the Westmoreland-County Business and Research Park, Phase III Plan of Lots, as recorded in the Recorder's Office of Westmoreland County, Pennsylvania, in Plan Book Volume 90, Page 1467.

                                    EXHIBIT B

                        SELLER/BUYER INTEGRITY PROVISIONS

1.    Definitions.

      a. CONFIDENTIAL INFORMATION means information that is not public knowledge, or available to the public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

      b. CONSENT means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this Agreement.

      c. SELLER/BUYER means the individual or entity that has entered into this Agreement with the Commonwealth, including directors, officers, partners, managers, key employees, and owners of more than a 5% interest.

      d.   FINANCIAL INTEREST means'

           (1)   ownership of more than a 5% interest in any business; or

           (2) holding a position as an officer, director, trustee, partner, employee, or the like, holding any position of management.

      e. GRATUITY means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

      2. The Seller/Buyer shall maintain the highest standards of integrity in the performance of this Agreement and shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

      3. The Seller/Buyer shall not disclose to others any confidential information gained by virtue of this Agreement.

      4. The Seller/Buyer shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

      5. The Seller/Buyer shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly of offer. give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.

      6. Except with the consent of the Commonwealth, neither the Seller/Buyer nor anyone in privity with him shall accept or agree to accept from, or give or agree to give to, any person, any gratuity from any person in connection with the performance of work under this Agreement except as provided therein.

      7. Except with the consent of the Commonwealth, the Seller/Buyer shall not have a financial interest in any other Seller/Buyer, subcontractor, or supplier providing services, labor, or material on this project.

      8. The Seller/Buyer, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

      9. The Seller/Buyer, by execution of this Agreement and by the submission of any bills or invoice-, for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

      10. The Seller/Buyer, upon the inquiry or request of the Inspector General of the Commonwealth or any of that official's agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any-information of any type or form deemed relevant by the Inspector General to the Seller/Buyer's integrity or responsibility, as those terms are defined by the Commonwealth's statutes, regulations, or management directives. Such information may include, but shall not be limited to, the Seller/Buyer's business or financial records, documents or files of any type or form which refer to or concern this agreement. Such information shall be retained by the Seller/Buyer for a period of three years beyond the termination of the contract unless provided by law.

      11. For violation of any of the above provisions, the Commonwealth may terminate this and any other agreement with the Seller/Buyer, claim liquidated damages in an amount equal to the value of anything received in breach of these provisions, claim damages for all expenses incurred in obtaining another Seller/Buyer to complete performance hereunder, and debar and suspend the Seller/Buyer from doing business with the Commonwealth. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.

                                   EXHIBIT "C"

                     SELLER/BUYER RESPONSIBILITY PROVISIONS

    1      Seller/Buyer certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government.

    2. If Seller/Buyer enters into any subcontracts under this contract with subcontractors who are currently suspended or debarred by the Commonwealth or federal government or who become suspended or debarred by the Commonwealth or federal government during the term if this contract or any extensions or renewals thereof, the Commonwealth shall have the right to require the Seller/Buyer to terminate such subcontracts.

    3. The Seller/Buyer agrees that it shall be responsible for reimbursing the Commonwealth for all necessary and reasonable costs and expenses incurred by the Office of the Inspector General relating to an investigation of the Seller/Buyer's compliance with the terms of this or any other agreement between the Seller/Buyer and the Commonwealth which results in the suspension or debarment of the Seller/Buyer.

                                   EXHIBIT "D"

                   AMERICANS WITH DISABILITIES ACT PROVISIONS

    During the term of this contract, the Seller/Buyer agrees as follows:

    1. Pursuant to federal regulations promulgated under the authority of The Americans with Disabilities Act, 28 C.F.R. Section 35.101 et seq., the Seller/Buyer understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the Seller/Buyer agrees to comply with the "General Prohibitions Against Discrimination," 28 C.F.R. Section 35.130, and all other regulations promulgated under Title 11 of The Americans with Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

    2. The Seller/Buyer shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the Seller/Buyer's failure to comply with the provisions of paragraph 1 above.